                   SCHEDULE OF COMPUTATION OF YIELD QUOTATION
                        DW INTERMEDIATE INCOME SECURITIES
                           30 day Yield as of 8/31/95


                            6
YIELD = 2{[((a-b)/c * d) + 1] - 1}

WHERE:    a =  Dividends and interest earned during the period

          b =  Expenses accrued for the period

          c = The average daily number of shares outstanding during the period that were entitled to receive dividends

          d = The maximum offering price per share on the last day of the period


                                                                       6
YIELD = 2{[((1,369,448.20 - 306,763.26)/24,017,814.561 * 9.69) + 1] - 1}

      =     5.542274%

               SCHEDULE FOR COMPUTATIONS OF PERFORMANCE QUOTATIONS
                   DEAN WITTER INTERMEDIATE INCOME SECURITIES

(A)  AVERAGE ANNUAL TOTAL RETURNS (I.E. STANDARDIZED COMPUTATIONS)


                    -                             -
                    |         --------------------|
FORMULA:            |         |                   |
          T    =    |    /\ n |        ERV        | -1
                    |      \  |        ---        |
                    |       \ |         P         |
                    |        \|                   |
                    -                             -


          T   = AVERAGE ANNUAL COMPOUND RETURN
          n   = NUMBER OF YEARS
          ERV = ENDING REDEEMABLE VALUE
          P   = INITIAL INVESTMENT


                                                            (A)
 $1,000        ERV AS OF      AGGREGATE         NUMBER OF   AVERAGE ANNUAL
INVESTED-P     31-Aug-95      TOTAL RETURN      YEARS-n     COMPOUND RETURN-T
----------     ---------      ------------      ---------   -----------------
31-Aug-94      $1,035.80          3.58%              1.00          3.58%
31-Aug-90      $1,426.10         42.61%              5.00          7.36%
03-May-89      $1,531.00         53.10%              6.33          8.98%


(B) AVERAGE ANNUAL TOTAL RETURNS WITHOUT DEDUCTION FOR APPLICABLE SALES CHARGE (NON STANDARD COMPUTATIONS)

(C) TOTAL RETURN WITHOUT DEDUCTION FOR APPLICABLE SALES CHARGE (NON STANDARD COMPUTATIONS)


                    -                             -
                    |         --------------------|
FORMULA:            |         |                   |
          t    =    |    /\ n |         EV        | -1
                    |      \  |        ---        |
                    |       \ |         P         |
                    |        \|                   |
                    -                             -


                          EV
          TR =           ----      -1
                          P

          t   = AVERAGE ANNUAL TOTAL RETURN
                (NO DEDUCTION FOR APPLICABLE SALES CHARGE)
          n   = NUMBER OF YEARS
          EV  = ENDING VALUE
                (NO DEDUCTION FOR APPLICABLE SALES CHARGE)
          P   = INITIAL INVESTMENT
          TR  = TOTAL RETURN
                (NO DEDUCTION FOR APPLICABLE SALES CHARGE)



                              (C)                           (B)
 $1,000        EV AS OF       TOTAL             NUMBER OF   AVERAGE ANNUAL
INVESTED-P     31-Aug-95      RETURN - TR       YEARS-n     TOTAL RETURN-t
----------     ---------      ------------      ---------   -----------------
31-Aug-94      $1,085.60          8.56%              1.00          8.56%
31-Aug-90      $1,446.10         44.61%              5.00          7.66%
03-May-89      $1,531.00         53.10%              6.33          8.96%


(D)  GROWTH OF $10,000
(E)  GROWTH OF $50,000
(F)  GROWTH OF $100,000

FORMULA:  G  = (TR+1)*P
          G  = GROWTH OF INITIAL INVESTMENT
          P  = INITIAL INVESTMENT
          TR = TOTAL RETURN



                              (D)                      (E)                      (F)
$10,000        TOTAL          GROWTH OF                GROWTH OF                GROWTH OF
INVESTED-P     RETURN-TR      $10,000 INVESTMENT       $50,000 INVESTMENT       $100,000 INVESTMENT
----------     ---------      ------------------       ------------------       -------------------

03-May-89        53.1               $15,310                  $76,650                   $153,100
